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                                                                      EXHIBIT 23

November 8, 2002

Cooper Industries, Inc.
600 Travis, Suite 5800
Houston, Texas 77002-1001

Ladies and Gentlemen:

We hereby consent to the incorporation by reference in the following Registration Statements on Form S-8 or Form S-3 of Cooper Industries, Ltd. (the "Company") or Cooper Industries, Inc. and in each related Prospectus of the use of our name and the reference to an analysis, with which our firm assisted, concerning the contingent liability exposure of the Company for certain asbestos-related claims, under "Part I; Item 1. Financial Statements; Note 12. Asbestos Liabilities" included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002:

Registration
Statement No.                                  Purpose
-------------                                  -------
No. 2-33-14542        Form S-8 Registration Statement for Cooper Industries, Inc. 1985 and 1989 Employee Stock
                      Purchase Plans

No. 333-02847         Form S-8 Registration Statement for Cooper Industries, Inc. Directors Stock Plan

No. 333-64400         Form S-8 Registration Statement for Cooper Industries, Inc. Amended and Restated Stock Incentive Plan

No. 333-24237         Form S-3 Registration Statement for Cooper Industries, Inc. Dividend Reinvestment and Stock
                      Purchase Plan

No. 333-51439         Form S-8 Registration Statement for Cooper Industries, Inc. Director's Retainer Fee Stock Plan

No. 333-51441         Form S-8 Registration Statement for Cooper Industries, Inc. Amended and Restated Management Annual
                      Incentive Plan

No. 333-37580         Form S-8 Registration Statement for Cooper Industries, Inc. Cooper (UK) Employee Share Purchase Plan

No. 333-75475         Form S-3 Registration Statement for a shelf registration to issue up to $500 million of debt securities

No. 333-99581         Form S-3 Registration Statement for Cooper Industries, Ltd. guarantee of up to $500 million of debt securities issuable by Cooper Industries, Inc. and registered under Registration No. 333-75475


Sincerely,

BATES WHITE & BALLENTINE, LLC
/s/ Charles E. Bates
Charles E. Bates, Ph.D.
President and Senior Partner